                                                                    Exhibit 99.2


[TECH DATA(R) LOGO]                                         NEWS
                                                            5350 TECH DATA DRIVE
                                                            CLEARWATER, FL 33760
                                                            (727) 539-7429

FOR IMMEDIATE RELEASE                                       SYMBOL: TECD
Thursday, December 7, 2001                                  TRADED: NASDAQ/NMS

              TECH DATA OFFERS CONVERTIBLE SUBORDINATED DEBENTURES

CLEARWATER, FL. -- Tech Data Corporation today announced details of a private offering of $250,000,000 of Convertible Subordinated Debentures due 2021. The Convertible Subordinated Debentures will carry an annual interest rate of 2.00% and will be issued under Rule 144A and Regulation S.

These Debentures will be convertible into shares of Tech Data common stock at a price of $59.525 per share if the closing price of Tech Data common stock on The Nasdaq National Market exceeds certain levels for a specified period of time or in certain other circumstances. This conversion premium represents a 25% premium over Tech Data's closing bid price of $47.62 on December 4, 2001. Debenture holders may put the notes back to Tech Data on December 15, 2005, December 15, 2009, December 15, 2013 and December 15, 2017.

The initial purchasers will have the option to purchase an additional $50,000,000 of Convertible Subordinated Debentures for a period of 13 days.

The company intends to use the proceeds generated from the offering to reduce indebtedness under the company's revolving credit loans and for general corporate purposes.

The debentures and common stock issuable upon conversion have not been registered under United States or state securities laws and may not be offered or sold in the United States except to qualified institutional buyers.

FORWARD-LOOKING STATEMENTS
Certain matters discussed in this news release are forward-looking statements, based on the company's current expectations, that involve a number of risks and uncertainties. Factors that could cause actual results to differ materially include the following: the general economy including the length and severity of the current economic downturn; acts of war or terrorism; business conditions and growth in the personal computer industry; competitive factors including compressed gross profit margins; inventory risks due to shifts in market demand; product availability; changes in product mix; changes in vendor terms and conditions; labor strikes; fluctuations in foreign currency exchange rates; income tax legislation; dependence on information systems and dependence on independent shipping companies. Additional discussion of these and other factors affecting the company's business and prospects is contained in the company's periodic filings with the Securities and Exchange Commission, copies of which can be obtained at the company's investor relations website at www.techdata.com. All information in this release is as of December 7, 2001. The company undertakes no duty to update any forward-looking statements herein to actual results or changes in the company's expectations.

ABOUT TECH DATA
Tech Data Corporation (NASDAQ/NMS: TECD), founded in 1974, is a leading global provider of IT products, logistics management and other value-added services. Ranked 95th on the Fortune 500, the company and its subsidiaries serve more than 100,000 technology resellers in the United States, Canada, the Caribbean, Latin America, Europe and the Middle East. Tech Data's extensive service offering includes pre- and post-sale training and technical support, financing options and configuration services as well as a full range of award-winning electronic commerce solutions. The company generated sales of $20.4 billion for its most recent fiscal year, which ended January 31, 2001.

FOR MORE INFORMATION CONTACT:
Jeffery P. Howells, Executive Vice President and Chief Financial Officer 727-538-7825 (jhowells@techdata.com)
         or
Danyle L. Anderson, Director of Investor Relations and Shareholder Services 727-538-7866 (danderso@techdata.com)


                                     # # # #